Exhibit 8.1

Name of Significant Subsidiary	Country of Incorporation	Portion of Ownership Interest
Agion Oros Shipping Company Limited	Marshall Islands	100%
Agrafa Shipping Company Limited	Marshall Islands	100%
Amalfi Shipping Company Limited	Marshall Islands	100%
Ardas Shipping Company Limited	Marshall Islands	100%
Banksy Shipping Company Limited	Liberia	100%
Britto Shipping Company Limited	Liberia	100%
Falakro Shipping Company Limited	Liberia	100%
Giona Shipping Company Limited	Marshall Islands	100%
Gramos Shipping Company Inc.	Marshall Islands	100%
Helidona Shipping Company Limited	Marshall Islands	100%
Hongbo Shipping Company Limited	Liberia	100%
Idi Shipping Company Limited	Liberia	100%
Ilisos Shipping Company Limited	Marshall Islands	100%
Imitos Shipping Company Limited	Marshall Islands	100%
Indiana R Shipping Company Limited	Liberia	100%
Japan I Shipping Company Limited	Liberia	100%
Japan II Shipping Company Limited	Liberia	100%
Japan III Shipping Company Limited	Liberia	100%
Jeke Shipping Company Limited	Liberia	100%
Kalidromo Shipping Company Limited	Marshall Islands	100%
Kifisos Shipping Company Limited	Marshall Islands	100%
Kisavos Shipping Company Limited	Marshall Islands	100%
Lefka Shipping Company Limited	Marshall Islands	100%
Lichtenstein Shipping Company Limited	Liberia	100%
Litochoro Shipping Company Limited	Marshall Islands	100%
Menalo Shipping Company Limited	Cyprus	100%
Mytikas Shipping Company Limited	Marshall Islands	100%
Nedas Shipping Company Limited	Marshall Islands	100%
Noir Shipping S.A.	Marshall Islands	100%
Olympos Shipping Company Limited	British Cayman Islands	100%
Olympos Shipping Company Limited	Marshall Islands	100%
Pageon Shipping Company Limited	Cyprus	100%
Parnasos Shipping Company Limited	Liberia	100%
Parnis Shipping Company Limited	Marshall Islands	100%
Parnon Shipping Company Limited	Cyprus	100%
Pintos Shipping Company Limited	Cyprus	100%
Psiloritis Shipping Company Limited	Liberia	100%
Pylio Shipping Company Limited	Liberia	100%
Rupel Shipping Company Inc.	Marshall Islands	100%
Sperhios Shipping Company Limited	Marshall Islands	100%
Taygetus Shipping Company Limited	Liberia	100%
Top Bulker Management Inc.	Marshall Islands	100%
TOP Tanker Management Inc.	Marshall Islands	100%
Top Tankers (U.K.) Limited	England and Wales	100%
Vardousia Shipping Company Limited	Cyprus	100%
Vermio Shipping Company Limited	Marshall Islands	100%
Vitsi Shipping Company Limited	Liberia	100%
Warhol Shipping Company Limited	Liberia	100%